EXHIBIT 5-2

November 8, 2007

Jersey Central Power & Light Company

c/o FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308-1890

Re:	Registration Statement on Form S-4/A (Registration Number 333-146968)

Ladies and Gentlemen:

Jersey Central Power & Light Company (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), a Registration Statement on Form S-4 dated October 26, 2007, as amended by Amendment No. 1 thereto dated the date hereof (as so amended, the “Registration Statement”), of which this opinion is to be a part. The Registration Statement relates to (a) the proposed offer (the “2017 Exchange Offer”) by the Company to exchange any and all of its outstanding 5.65% Senior Notes due 2017 (the “Original 2017 Notes”) for an equal principal amount of the Company’s 5.65% Exchange Senior Notes due 2017 (the “2017 Exchange Notes”) to be registered under the 1933 Act; and (b) the proposed offer (the “2037 Exchange Offer,” and, together with the 2017 Exchange Offer, the “Exchange Offers”) by the Company to exchange any and all of its 6.15% Senior Notes due 2037 (the “Original 2037 Notes,” and, together with the Original 2017 Notes, the “Original Notes”) for an equal principal amount of the Company’s 6.15% Exchange Senior Notes due 2037 (the “2037 Exchange Notes,” and, together with the 2017 Exchange Notes, the “Exchange Notes”) to be registered under the 1933 Act. The Original Notes were, and the Exchange Notes will be, issued under the indenture, dated as of July 1, 1999 (the “Indenture”), between the Company and The Bank of New York Trust Company, N.A., as successor trustee (the “Trustee”).

We have examined the Registration Statement and such corporate records of the Company and such other instruments, documents, certificates and agreements, including the Indenture, and made such further investigation as we have deemed necessary as a basis for this opinion.

For the purposes of this opinion, we have assumed that (1) the proposed transactions are carried out on the basis set forth in the Registration Statement and in conformity with the requisite authorizations, approvals, consents or exemptions under the securities laws of the various States and other jurisdictions of the United States, (2) prior to the issuance and delivery of the Exchange Notes, all necessary corporate action required on the part

Jersey Central Power & Light Company

November 8, 2007

of the Company shall have been duly taken and all necessary documents relating thereto shall have been executed and delivered and (3) the Commission shall have issued an order declaring the Registration Statement effective under the 1933 Act.

Based upon the foregoing, we are of the opinion that, subject to the foregoing assumptions and qualifications, the Exchange Notes have been duly authorized for issuance and, when duly executed by the Company, properly authenticated by the Trustee under the Indenture and delivered by the Company in exchange for an equal principal amount of related Original Notes as contemplated by the Registration Statement, the Exchange Notes will be legally issued and will be binding obligations of the Company, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors’ rights generally and general equitable principles.

Certain members of this firm are admitted to the Bar of the State of New Jersey. We express no opinion herein as to the laws of any jurisdiction other than the laws of the State of New Jersey. Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date of this letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as a part thereof. We also consent to the reference to our firm under “Legal Matters” in the prospectus which is a part of the Registration Statement.

Very truly yours,

/s/ THELEN REID BROWN RAYSMAN & STEINER LLP

THELEN REID BROWN RAYSMAN & STEINER LLP